EXHIBIT 99.1

Republic Services, Inc. Reports
Second Quarter 2024 Results

●	Second Quarter Total Revenue Growth of 8.6 Percent
●	Reported Earnings Per Share of $1.62 and Adjusted Earnings Per Share of $1.61
●	Expanded Both Net Income Margin and Adjusted EBITDA Margin 110 Basis Points
●	Generated Year-to-Date Cash Flow from Operations of $1.91 Billion and Adjusted Free Cash Flow of $1.15 Billion
●	Raised 2024 Full-Year Financial Guidance for Earnings and Cash Flow
●	Increased Quarterly Dividend by Approximately 8 Percent

PHOENIX (July 24, 2024) – Republic Services, Inc. (NYSE: RSG) today reported net income of $511.5 million, or $1.62 per diluted share, for the three months ended June 30, 2024, versus $427.4 million, or $1.35 per diluted share, for the comparable 2023 period. Excluding certain expenses and other items, on an adjusted basis, net income for the three months ended June 30, 2024, was $508.9 million, or $1.61 per diluted share, versus $446.7 million, or $1.41 per diluted share, for the comparable 2023 period.

"We continue to prioritize our differentiating capabilities – Customer Zeal, Digital and Sustainability – to help our customers achieve their operational and sustainability goals, and drive significant value for our stakeholders," said Jon Vander Ark, president and chief executive officer. "During the second quarter, we delivered double-digit growth in EBITDA and EPS, and expanded EBITDA margin by 110 basis points. Pricing in excess of cost inflation and solid operational execution underpinned strong results across the business. As a result of our performance and outlook for the remainder of the year, we are raising our full-year financial guidance."

Second-Quarter and Year-to-Date 2024 Highlights:

•Second quarter total revenue growth of 8.6 percent includes 5.6 percent organic growth and 3.0 percent growth from acquisitions.

•Second quarter core price on total revenue increased revenue by 6.8 percent. Core price on related business revenue increased revenue by 8.1 percent, which consisted of 9.8 percent in the open market and 5.4 percent in the restricted portion of the business.

•Second quarter revenue growth from average yield on total revenue was 5.5 percent, and volume decreased revenue by 0.8 percent. Revenue growth from average yield on related business revenue was 6.6 percent, and volume decreased related business revenue by 1.0 percent.

•Second quarter net income was $511.5 million, or a margin of 12.6 percent.

•Second quarter EPS was $1.62 per share, an increase of 20.0 percent over the prior year.

•Second quarter adjusted EPS, a non-GAAP measure, was $1.61 per share, an increase of 14.2 percent over the prior year.

•Adjusted EBITDA, a non-GAAP measure, was $1,257.8 million, and adjusted EBITDA margin, a non-GAAP measure, was 31.1 percent of revenue, an increase of 110 basis points over the prior year.

•Year-to-date cash invested in acquisitions, including an investment in a post-collection business, was $67.6 million.

•Year-to-date cash returned to shareholders was $504.4 million, which included $167.6 million of share repurchases and $336.8 million of dividends paid.

•The Company's average recycled commodity price per ton sold at our recycling centers during the second quarter was $173. This represents an increase of $54 per ton over the prior year.

•The Company completed and commenced operations on one renewable natural gas project during the quarter.

Updated Full-Year 2024 Financial Guidance
Republic's financial guidance is based on current economic conditions and does not assume any significant changes in the overall economy in 2024. Please refer to the Reconciliation of 2024 Financial Guidance section of this document for detail relating to the computation of non-GAAP measures as well as the Information Regarding Forward-Looking Statements section of this document.

The Company provided additional details as follows:

•Revenue: Republic expects revenue to be in the range of $16.075 billion to $16.125 billion.

•Adjusted EBITDA: Republic expects adjusted EBITDA to be in the range of $4.900 billion to $4.925 billion.

•Adjusted Diluted Earnings per Share: The Company expects adjusted diluted earnings per share to be in the range of $6.15 to $6.20.

•Adjusted Free Cash Flow: Republic expects adjusted free cash flow to be in the range of $2.150 billion to $2.170 billion.

Company Increases Quarterly Dividend

Republic continues to increase cash returns to shareholders, and announced today that its Board of Directors approved a 4.5-cent increase in the quarterly dividend. The quarterly dividend of $0.58 per share for shareholders of record on October 2, 2024, will be paid on October 15, 2024.

Presentation of Certain Performance Metrics and Non-GAAP Measures

Adjusted diluted earnings per share, adjusted net income - Republic, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA by business type, adjusted EBITDA margin by business type and adjusted free cash flow are described in the Performance Metrics and Reconciliations of Certain Non-GAAP Measures section of this document.

About Republic Services

Republic Services, Inc. is a leader in the environmental services industry. Through its subsidiaries, the Company provides customers with the most complete set of products and services, including recycling, solid waste, special waste, hazardous waste and field services. Republic’s industry-leading commitments to advance circularity and support decarbonization are helping deliver on its vision to partner with customers to create a more sustainable world. For more information, please visit RepublicServices.com.

For more information, contact:
Media Inquiries	Investor Inquiries
Roman Blahoski (480) 718-0328	Aaron Evans (480) 718-0309
media@RepublicServices.com	investor@RepublicServices.com

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$490.6	$140.0
Accounts receivable, less allowance for doubtful accounts and other of $82.9 and $83.2, respectively	1,817.8	1,768.4
Prepaid expenses and other current assets	351.3	472.6
Total current assets	2,659.7	2,381.0
Restricted cash and marketable securities	178.0	163.6
Property and equipment, net	11,446.5	11,350.9
Goodwill	15,864.9	15,834.5
Other intangible assets, net	463.4	496.2
Other assets	1,321.6	1,183.9
Total assets	$31,934.1	$31,410.1
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,285.5	$1,411.5
Notes payable and current maturities of long-term debt	1,432.9	932.3
Deferred revenue	472.5	467.3
Accrued landfill and environmental costs, current portion	140.5	141.6
Accrued interest	103.1	104.1
Other accrued liabilities	1,099.1	1,171.5
Total current liabilities	4,533.6	4,228.3
Long-term debt, net of current maturities	11,526.8	11,887.1
Accrued landfill and environmental costs, net of current portion	2,332.2	2,281.0
Deferred income taxes and other long-term tax liabilities, net	1,569.2	1,526.8
Insurance reserves, net of current portion	365.8	348.8
Other long-term liabilities	600.2	594.6
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 321.2 and 320.7 issued including shares held in treasury, respectively	3.2	3.2
Additional paid-in capital	2,932.2	2,900.8
Retained earnings	9,060.7	8,433.9
Treasury stock, at cost; 7.2 and 6.1 shares, respectively	(981.9)	(783.5)
Accumulated other comprehensive loss, net of tax	(9.1)	(12.1)
Total Republic Services, Inc. stockholders' equity	11,005.1	10,542.3
Non-controlling interests in consolidated subsidiary	1.2	1.2
Total stockholders' equity	11,006.3	10,543.5
Total liabilities and stockholders' equity	$31,934.1	$31,410.1

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$4,048.0	$3,725.9	$7,909.8	$7,307.0
Expenses:
Cost of operations	2,382.6	2,224.4	4,665.8	4,393.8
Depreciation, amortization and depletion	413.0	358.3	812.2	717.0
Accretion	26.7	24.5	53.4	48.6
Selling, general and administrative	407.6	396.0	821.7	775.2
Gain on business divestitures and impairments, net	(1.4)	—	(1.4)	—
Restructuring charges	5.7	15.5	11.5	21.0
Operating income	813.8	707.2	1,546.6	1,351.4
Interest expense	(128.3)	(124.4)	(267.6)	(251.1)
Loss on extinguishment of debt	—	—	—	(0.2)
Loss from unconsolidated equity method investments	(33.8)	(3.6)	(42.5)	(2.7)
Interest income	1.6	1.6	3.1	3.0
Other income (loss), net	0.7	(0.6)	13.3	1.9
Income before income taxes	654.0	580.2	1,252.9	1,102.3
Provision for income taxes	142.1	152.6	287.3	290.9
Net income	511.9	427.6	965.6	811.4
Net loss attributable to non-controlling interests in consolidated subsidiary	(0.4)	(0.2)	(0.3)	(0.2)
Net income attributable to Republic Services, Inc.	$511.5	$427.4	$965.3	$811.2
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$1.62	$1.35	$3.06	$2.56
Weighted average common shares outstanding	314.9	316.8	315.1	316.8
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$1.62	$1.35	$3.06	$2.56
Weighted average common and common equivalent shares outstanding	315.2	317.3	315.5	317.2
Cash dividends per common share	$0.535	$0.495	$1.070	$0.990

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Six Months Ended June 30,
	2024	2023
Cash provided by operating activities:
Net income	$965.6	$811.4
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, depletion and accretion	865.6	765.6
Non-cash interest expense	34.9	45.1
Stock-based compensation	21.8	21.4
Deferred tax provision	47.5	33.4
Provision for doubtful accounts, net of adjustments	19.9	19.7
Loss on extinguishment of debt	—	0.2
Gain on disposition of assets and asset impairments, net	(0.3)	(4.7)
Loss (gain) from unconsolidated equity method investments	42.5	2.7
Other non-cash items	(0.4)	(1.5)
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(69.4)	(52.0)
Prepaid expenses and other assets	36.2	138.5
Accounts payable	19.5	35.1
Capping, closure and post-closure expenditures	(22.2)	(24.5)
Remediation expenditures	(26.7)	(21.2)
Other liabilities	(47.3)	(5.4)
Proceeds for retirement of certain hedging relationships	23.7	2.4
Cash provided by operating activities	1,910.9	1,766.2
Cash used in investing activities:
Purchases of property and equipment	(917.9)	(714.3)
Proceeds from sales of property and equipment	5.3	17.1
Cash used in acquisitions and investments, net of cash and restricted cash acquired	(201.0)	(987.7)
Cash received from (paid for) business divestitures	1.7	(0.3)
Purchases of restricted marketable securities	(17.0)	(9.7)
Sales of restricted marketable securities	16.4	9.1
Other	(0.2)	11.5
Cash used in investing activities	(1,112.7)	(1,674.3)
Cash used in financing activities:
Proceeds from credit facilities and notes payable, net of fees	10,484.2	15,401.2
Proceeds from issuance of senior notes, net of discount and fees	888.9	1,183.6
Payments of credit facilities and notes payable	(11,274.0)	(16,286.9)
Issuances of common stock, net	(21.0)	(7.0)
Purchases of common stock for treasury	(167.6)	—
Cash dividends paid	(336.8)	(313.0)
Distributions paid to non-controlling interests in consolidated subsidiary	(0.3)	—
Contingent consideration payments	(8.0)	(11.6)
Cash used in financing activities	(434.6)	(33.7)
Effect of foreign exchange rate changes on cash	0.7	0.5
Increase in cash, cash equivalents, restricted cash and restricted cash equivalents	364.3	58.7
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	227.5	214.3
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$591.8	$273.0

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2023. All amounts below are in millions and as a percentage of our revenue, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
Collection:
Residential	$733.4	18.1%	$700.2	18.8%	$1,456.6	18.4%	$1,385.3	18.9%
Small-container	1,200.9	29.7	1,087.5	29.2	2,389.9	30.2	2,143.9	29.3
Large-container	770.2	19.0	737.5	19.8	1,503.0	19.0	1,439.4	19.7
Other	18.3	0.5	17.8	0.5	36.1	0.5	32.9	0.5
Total collection	2,722.8	67.3	2,543.0	68.3	5,385.6	68.1	5,001.5	68.4
Transfer	457.7		435.2		877.1		836.2
Less: intercompany	(249.5)		(237.9)		(486.1)		(465.2)
Transfer, net	208.2	5.1	197.3	5.3	391.0	4.9	371.0	5.1
Landfill	761.2		740.6		1,466.0		1,429.3
Less: intercompany	(321.0)		(309.6)		(621.4)		(605.7)
Landfill, net	440.2	10.9	431.0	11.6	844.6	10.7	823.6	11.3
Environmental solutions	489.7		419.7		928.9		849.9
Less: intercompany	(17.1)		(21.4)		(33.0)		(43.3)
Environmental solutions, net	472.6	11.7	398.3	10.7	895.9	11.3	806.6	11.0
Other:
Recycling processing and commodity sales	107.5	2.7	79.5	2.1	203.0	2.6	150.1	2.1
Other non-core	96.7	2.3	76.8	2.0	189.7	2.4	154.2	2.1
Total other	204.2	5.0	156.3	4.1	392.7	5.0	304.3	4.2
Total revenue	$4,048.0	100.0%	$3,725.9	100.0%	$7,909.8	100.0%	$7,307.0	100.0%
The following table reflects changes in components of our revenue, as a percentage of total revenue, for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Average yield	5.5%	5.9%	5.8%	6.2%
Fuel recovery fees	—	(0.7)	(0.2)	0.4
Total price	5.5	5.2	5.6	6.6
Volume	(0.8)	0.4	(0.9)	0.9
Change in workdays	—	—	0.1	0.2
Recycling processing and commodity sales	0.5	(1.1)	0.4	(1.1)
Environmental solutions	0.4	0.2	(0.4)	0.4
Total internal growth	5.6	4.7	4.8	7.0
Acquisitions / divestitures, net	3.0	4.4	3.4	7.5
Total	8.6%	9.1%	8.2%	14.5%

Core price	6.8%	7.3%	6.9%	7.7%

Average yield is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. Core price is defined as price increases to our customers and fees, excluding fuel recovery fees, net of price decreases to retain customers. We also measure changes in core price, average yield and volume as a percentage of related-business revenue, defined as total revenue excluding recycled commodities, fuel recovery fees and environmental solutions revenue, to determine the effectiveness of our pricing and organic growth strategies. The following table reflects core price, average yield and volume as a percentage of related-business revenue for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	As a % of Related Business		As a % of Related Business
Core price	8.1%	8.8%	8.3%	9.1%
Average yield	6.6%	7.1%	7.0%	7.3%
Volume	(1.0)%	0.5%	(1.0)%	1.1%
The following table reflects changes in average yield and volume, as a percentage of related business revenue by line of business, for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	Yield	Volume	Yield	Volume	Yield	Volume	Yield	Volume
Collection:
Residential	6.0%	(2.5)%	5.0%	0.8%	6.4%	(2.6)%	4.8%	1.1%
Small-container	9.6%	(0.6)%	9.5%	1.4%	10.1%	(0.2)%	9.9%	1.5%
Large-container	6.6%	(3.3)%	9.2%	(1.3)%	6.8%	(3.9)%	9.3%	(0.3)%
Landfill:
Municipal solid waste	5.4%	1.1%	6.2%	0.5%	5.5%	1.4%	5.9%	0.9%
Construction and demolition waste	3.5%	(1.6)%	5.5%	(2.3)%	4.7%	(2.2)%	5.4%	(1.0)%
Special waste	—%	(1.4)%	—%	8.3%	—%	(2.0)%	—%	14.5%
COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three and six months ended June 30, 2024 and 2023 (in millions of dollars and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
Labor and related benefits	$809.2	20.0%	$750.8	20.1%	$1,598.6	20.2%	$1,488.9	20.4%
Transfer and disposal costs	288.4	7.1	270.3	7.3	552.1	7.0	519.9	7.1
Maintenance and repairs	369.6	9.1	351.8	9.4	725.7	9.2	678.5	9.3
Transportation and subcontract costs	300.8	7.4	291.4	7.8	580.6	7.3	576.6	7.9
Fuel	121.4	3.0	125.2	3.4	247.0	3.1	269.5	3.7
Disposal fees and taxes	89.9	2.2	89.1	2.4	174.1	2.2	172.8	2.4
Landfill operating costs	95.7	2.4	84.3	2.3	186.4	2.4	165.9	2.3
Risk management	101.7	2.5	94.6	2.5	197.5	2.5	187.6	2.5
Other	205.9	5.1	166.9	4.5	403.8	5.1	334.1	4.5
Total cost of operations	$2,382.6	58.8%	$2,224.4	59.7%	$4,665.8	59.0%	$4,393.8	60.1%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our cost of operations by cost component to that of other companies and of ours for prior periods.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table summarizes our selling, general and administrative expenses for the three and six months ended June 30, 2024 and 2023 (in millions of dollars and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
Salaries	$276.1	6.8%	$264.0	7.1%	$555.7	7.0%	$516.5	7.1%
Provision for doubtful accounts	12.5	0.3	11.8	0.3	19.9	0.3	19.7	0.3
Other	119.0	3.0	109.6	2.9	246.1	3.1	220.8	3.0
Subtotal	407.6	10.1	385.4	10.3	821.7	10.4	757.0	10.4
US Ecology acquisition integration and deal costs	—	—	10.6	0.3	—	—	18.2	0.2
Total selling, general and administrative expenses	$407.6	10.1%	$396.0	10.6%	$821.7	10.4%	$775.2	10.6%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our selling, general and administrative expenses by cost component to those of other companies and of ours for prior periods.
PERFORMANCE METRICS AND RECONCILIATIONS OF CERTAIN NON-GAAP MEASURES
The following tables calculate EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA margin by business type, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, adjusted diluted earnings per share, and adjusted free cash flow, which are not measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), for the three and six months ended June 30, 2024 and 2023. Our definitions of the foregoing non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.
Also presented below is adjusted EBITDA and adjusted EBITDA margin by business type for the three and six months ended June 30, 2024 and 2023.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table calculates adjusted EBITDA and adjusted EBITDA margin for the three and six months ended June 30, 2024 and 2023 (in millions of dollars and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
Net income attributable to Republic Services, Inc. and net income margin	$511.5	12.6%	$427.4	11.5%	965.3	12.2%	$811.2	11.1%
Net loss attributable to noncontrolling interests	0.4		0.2		0.3		0.2
Provision for income taxes	142.1		152.6		287.3		290.9
Other income, net	(0.7)		0.6		(13.3)		(1.9)
Interest income	(1.6)		(1.6)		(3.1)		(3.0)
Interest expense	128.3		124.4		267.6		251.1
Depreciation, amortization and depletion	413.0		358.3		812.2		717.0
Accretion	26.7		24.5		53.4		48.6
EBITDA and EBITDA margin	$1,219.7	30.1%	$1,086.4	29.2%	$2,369.7	30.0%	$2,114.1	28.9%
Loss from unconsolidated equity method investment	33.8		3.6		42.5		2.7
Loss on extinguishment of debt and other related costs	—		—		—		0.2
Restructuring charges	5.7		15.5		11.5		21.0
(Gain) loss on business divestitures and impairments, net	(1.4)		—		(1.4)		—
US Ecology acquisition integration and deal costs	—		10.6		—		18.2
Total adjustments	$38.1		$29.7		$52.6		$42.1
Adjusted EBITDA and adjusted EBITDA margin	$1,257.8	31.1%	$1,116.1	30.0%	$2,422.3	30.6%	$2,156.2	29.5%
Adjusted EBITDA and Adjusted EBITDA Margin by Business Type
The following table summarizes revenue, adjusted EBITDA and adjusted EBITDA margin by business type for the three and six months ended June 30, 2024 and 2023 (in millions of dollars and adjusted EBITDA margin as a percentage of revenue):

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
	Recycling & Waste	Environmental Solutions	Total	Recycling & Waste	Environmental Solutions	Total
Revenue	$3,575.4	$472.6	$4,048.0	$3,327.6	$398.3	$3,725.9
Adjusted EBITDA(a)	$1,145.5	$112.3	$1,257.8	$1,026.3	$89.8	$1,116.1
Adjusted EBITDA Margin	32.0%	23.8%	31.1%	30.8%	22.5%	30.0%

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	Recycling & Waste	Environmental Solutions	Total	Recycling & Waste	Environmental Solutions	Total
Revenue	$7,013.9	$895.9	$7,909.8	$6,500.4	$806.6	$7,307.0
Adjusted EBITDA(a)	$2,223.4	$198.9	$2,422.3	$1,980.9	$175.3	$2,156.2
Adjusted EBITDA Margin	31.7%	22.2%	30.6%	30.5%	21.7%	29.5%
(a) Certain corporate expenses, including selling, general and administrative expenses, and National Accounts revenue are allocated to the two business types.

The amounts shown for Recycling & Waste represent the sum of our Group 1 and Group 2 reportable segments, and Environmental Solutions represents our Group 3 reportable segment.
Adjusted Earnings Per Share
The following table calculates adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30, 2024				Three Months Ended June 30, 2023
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(1)	Republic	Share	Income	Impact(1)	Republic	Share
As reported	$654.0	142.5	$511.5	$1.62	$580.2	152.8	$427.4	$1.35
(Gain) loss on extinguishment of debt and other related costs	(7.8)	(2.1)	(5.7)	(0.02)	—	—	—	—
Restructuring charges	5.7	1.5	4.2	0.01	15.5	4.0	11.5	0.04
(Gain) loss on business divestitures and impairments, net (2)	(1.4)	(0.3)	(1.1)	—	—	—	—	—
US Ecology acquisition integration and deal costs	—	—	—	—	10.6	2.8	7.8	0.02
Total adjustments	(3.5)	(0.9)	(2.6)	(0.01)	26.1	6.8	19.3	0.06
As adjusted	$650.5	$141.6	$508.9	$1.61	$606.3	$159.6	$446.7	$1.41

	Six Months Ended June 30, 2024				Six Months Ended June 30, 2023
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(1)	Republic	Share	Income	Impact(1)	Republic	Share
As reported	1,252.9	287.6	965.3	$3.06	$1,102.3	291.1	811.2	$2.56
(Gain) loss on extinguishment of debt and other related costs (3)	(7.8)	(2.1)	(5.7)	$(0.02)	0.2	—	0.2	—
Restructuring charges	11.5	2.9	8.6	$0.02	21.0	5.4	15.6	$0.05
(Gain) loss on business divestitures and impairments, net(2)	(1.4)	(0.3)	(1.1)	—	—	—	—	—
US Ecology acquisition integration and deal costs	—	—	—	—	18.2	4.8	13.4	$0.04
Total adjustments	2.3	0.5	1.8	—	39.4	10.2	29.2	0.09
As adjusted	$1,255.2	$288.1	$967.1	$3.06	$1,141.7	$301.3	$840.4	$2.65
(1) The income tax effect related to our adjustments includes both the current and deferred income tax impact and is individually calculated based on the statutory rates applicable to each adjustment.
(2) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the three and six months ended June 30, 2024.
(3) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the six months ended June 30, 2023.
We believe that presenting EBITDA and EBITDA margin is useful to investors because they provide important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA and EBITDA margin demonstrate our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit ratings and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with U.S. GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.
We believe that presenting adjusted EBITDA and adjusted EBITDA margin, adjusted EBITDA margin by business type, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share provide an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.

(Gain) loss on extinguishment of debt and other related costs. During the three and six months ended June 30, 2024, we recognized a gain of $7.8 million attributable to the early settlement of certain cash flow hedges related to the Term Loan Facility. The gain was recognized as a reduction of interest expense. During the six months ended June 30, 2023, we incurred a loss on the early extinguishment of debt related to the early repayment of a portion of our Term Loan Facility. We incurred non-cash charges related to the proportional share of unamortized deferred issuance costs of $0.2 million.
Restructuring charges. During the three and six months ended June 30, 2024, we incurred restructuring charges of $5.7 million and $11.5 million, respectively, and during the three and six months ended June 30, 2023, we incurred restructuring charges of $15.5 million and $21.0 million, respectively. The 2024 charges related to the redesign of our asset management, and customer and order management software systems. Of the 2023 charges, $9.4 million related to the early termination of certain leases and $6.1 million related to the redesign of our asset management, and customer and order management software systems.
(Gain) loss on business divestitures and impairments, net. During the three and six months ended June 30, 2024, we recorded a net gain on business divestitures and impairments of $1.4 million. During the three and six months ended June 30, 2023, we did not recognize a (gain) loss on business divestitures and impairments, net.
US Ecology acquisition integration and deal costs. During the three months ended June 30, 2023, we incurred $10.6 million of acquisition integration and deal costs in connection with the acquisition of US Ecology, Inc. (US Ecology). The acquisition closed on May 2, 2022. The costs are primarily related to the integration of certain software systems as well as rebranding the business.
Adjusted Free Cash Flow
The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the six months ended June 30, 2024 and 2023:

	Six Months Ended June 30,
	2024	2023
Cash provided by operating activities	$1,910.9	$1,766.2
Property and equipment received	(772.7)	(550.2)
Proceeds from sales of property and equipment	5.3	17.1
Cash paid related to adjustments to withdrawal liabilities for a multiemployer pension fund, net of tax	0.2	0.1
Restructuring payments, net of tax	7.3	19.3
Cash tax benefit for debt extinguishment and other related costs	—	0.1
Divestiture related tax payments	0.4	—
US Ecology acquisition integration and deal costs, net of tax	—	12.1
Adjusted free cash flow	$1,151.4	$1,264.7
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments.
Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment expenditures reflected on our consolidated statements of cash flows to property and equipment received during the period follows for the six months ended June 30, 2024 and 2023:

	Six Months Ended June 30,
	2024	2023
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$917.9	$714.3
Adjustments for property and equipment received in a different period	(145.2)	(164.1)
Property and equipment received during the period	$772.7	$550.2
The adjustments noted above do not affect our net change in cash, cash equivalents, restricted cash and restricted cash equivalents as reflected in our consolidated statements of cash flows.

ACCOUNTS RECEIVABLE
As of June 30, 2024 and December 31, 2023, accounts receivable were $1,817.8 million and $1,768.4 million, net of allowance for doubtful accounts of $82.9 million and $83.2 million, respectively, resulting in days sales outstanding of 40.9, or 30.2 days net of deferred revenue, compared to 42.0, or 30.9 days net of deferred revenue, respectively.
CASH DIVIDENDS
In April 2024, we paid a cash dividend of $168.5 million to shareholders of record as of April 2, 2024. As of June 30, 2024, we recorded a quarterly dividend payable of $168.0 million to shareholders of record at the close of business on July 2, 2024, which was paid on July 15, 2024.
SHARE REPURCHASE PROGRAM
During the three months ended June 30, 2024, we repurchased 0.9 million shares of our common stock for $167.6 million at a weighted average cost per share of $186.24. As of June 30, 2024, the remaining authorized purchase capacity under our October 2023 repurchase program was $2.8 billion.
RECONCILIATION OF FULL-YEAR 2024 FINANCIAL GUIDANCE
Adjusted EBITDA
The following is a summary of our anticipated adjusted EBITDA, which is not a measure determined in accordance with U.S. GAAP, for the year ending December 31, 2024:

(Anticipated) Year Ending December 31, 2024
Net income attributable to Republic Services, Inc.	$ 1,920 to 1,935
Provision for income taxes	460 to 470
Other income, net	(15)
Interest expense, net	550
Depreciation, amortization, depletion and accretion	1,765
Loss from unconsolidated equity method investments	190
Restructuring charges	30
Adjusted EBITDA	$ 4,900 to 4,925
We believe that presenting adjusted EBITDA provides an understanding of operational activities before the financial impact of certain items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.
Adjusted Diluted Earnings per Share
The following is a summary of anticipated adjusted diluted earnings per share, which is not a measure determined in accordance with U.S. GAAP, for the year ending December 31, 2024:

(Anticipated) Year Ending December 31, 2024
Diluted earnings per share	$ 6.10 to 6.15
(Gain) loss on extinguishment of debt and other related costs	(0.02)
Restructuring charges	0.07
Adjusted diluted earnings per share	$ 6.15 to 6.20
We believe that presenting adjusted diluted earnings per share provides an understanding of operational activities before the financial impact of certain items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Our definition of adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.
Adjusted Free Cash Flow
Our anticipated adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the year ending December 31, 2024, is calculated as follows:

(Anticipated) Year Ending December 31, 2023
Cash provided by operating activities	$ 3,890 to 3,950
Property and equipment received	(1,780 to 1,820)
Proceeds from sales of property and equipment	20
Restructuring payments, net of tax	20
Adjusted free cash flow	$ 2,150 to 2,170
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.
Our financial guidance is based on current economic conditions.
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are the impacts of the overall global economy and increasing interest rates, our ability to effectively integrate and manage companies we acquire, and to realize the anticipated benefits of any such acquisitions, the amount of the financial contribution of our sustainability initiatives, acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States, as well as our dependence on large, long-term collection, transfer and disposal contracts. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023, particularly under Part I, Item 1A – Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.